Exhibit 10.18

SECOND AMENDMENT TO

BREWING SERVICES AGREEMENT

BETWEEN

CBC LATROBE ACQUISITION, LLC

AND

AMERICAN CRAFT BREWERY LLC

THIS SECOND AMENDMENT TO BREWING SERVICES AGREEMENT (this “Second Amendment”) is entered into effective as of the 11th day of October, 2018 (the “Effective Date”), by and between CBC Latrobe Acquisition, LLC, a Pennsylvania limited liability company (“CBC”), and American Craft Brewery LLC successor-in-interest to Boston Beer Corporation, a Massachusetts limited liability company (“Boston Beer”). Boston Beer and CBC are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

The Parties entered into that certain Brewing Services Agreement effective as of March 28, 2007 (the “Agreement”), as amended by an Amendment of Brewing Services Agreement dated November 13, 2009, ( the “First Amendment”), pursuant to which Boston Beer’s proprietary alcoholic beverages are produced and packaged at CBC’s facility in Latrobe, Pennsylvania (the “Latrobe Brewery”), which agreement is guaranteed by City Brewing Company, LLC, the sole member of CBC (“City Brewing”).

CBC, through its affiliated company Blues City Brewery LLC, and American Craft Brewery LLC entered into that certain Production Services Agreement effective January 26, 2016 (the “Memphis Agreement”), pursuant to which Boston Beer’s proprietary alcoholic beverages are produced and packaged at the Memphis, Tennessee Brewery (the “Memphis Brewery”).

The Parties desire to make certain modifications to the Agreement and to memorialize certain other arrangements between the parties, on the terms and conditions set forth in this Amendment.

The capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms by the Agreement.

ACCORDINGLY, in consideration of the mutual agreements contained in this Agreement, the Parties, intending to be legally bound, hereby agree, as follows:

1. Payment to CBC for Capital Expenditure; CBC Capacity Commitments. Section 3 of the Agreement, as amended by the First Amendment, is hereby deleted in its entirety and replaced with the following:

3. Payment to CBC for Capital Expenditure; CBC Capacity Commitments.

(a) Boston Beer agrees to pay CBC the sum of Eight Million Dollars ($8,000,000.00) to be used by CBC as it deems appropriate for the purpose of enhancing “sleek can” production and 31” x 39” beer pallet capabilities at the Latrobe Brewery (the “Facility Enhancement”). Payment of such sum shall be made as follows: (i) a nonrefundable four million dollars ($4,000,000.00) due within ten (10) days of execution of this Amendment, and (ii) four million dollars ($4,000,000.00) within thirty (30) days of successful qualification of Truly Spiked and Sparkling Products. For this purpose, “successful qualification” shall mean completion by CBC of two (2) one thousand barrel (1000 barrel) batches which satisfy all liquid and sleek can packaging specifications. Improvements resulting from the Facility Enhancement shall be the sole and exclusive property of CBC. CBC shall deliver written notice to Boston Beer upon attainment of substantial completion of the Facility Enhancement; provided, however, that such date including successful qualification shall occur no later than May 31, 2019 (the “Completion Date”).

(b) From and after the Completion Date, notwithstanding anything to the contrary in the Agreement or otherwise, CBC shall commit available packaging capacity to Boston Beer of not less than 10,000,000 cases (725,806 barrels) of 24—12 ounce sleek can Products for the twelve-month period commencing on the Completion Date and continuing to the anniversary date thereof, and further continuing for each 12-month period thereafter, ending with the expiration or earlier termination of the Agreement. During such commitment period(s), CBC shall not be required to package in excess of 1,500,000 cases (108,870 barrels) of 24—12 ounce sleek can Products in any single calendar month.

(c) In advance of the Completion Date, City Brewing agrees to commit available packaging capacity of not less than 250,000 cases (18,145 barrels) of 24—12 ounce sleek loose pack can Products at its LaCrosse Brewery and/or Memphis Brewery (on a combined basis) per calendar month during the period commencing November 1, 2018 and expiring March 31, 2019.

(d) From and after the Effective Date, CBC shall make the following volumes available to Boston Beer for brewing and packaging at the Latrobe Brewery: (i) up to a maximum of 25,000 barrels per month in brewing capacity for beer (lagers and ales) and flavored alcoholic beverages (neutral malt base (NMB) and sugar base (GFB)); (ii) up to a maximum of 1,033,333 cases (75,000 barrels) per month in packaged capacity for non-sleek can Products; and (iii) up to a maximum of 1,102,222 cases (80,000 barrels) per month of packaged capacity for Products through Line 12, across all Products. Attached as Exhibit 3(d) is an example of a monthly Boston Beer production order applying the foregoing parameters.

(e) From and after the Completion Date, CBC may, at its sole option, fulfill some or all of its obligations hereunder at the LaCrosse Brewery or at the Memphis Brewery, except as provided in paragraph (d) above, and provided, further, however, that the first 1,000,000 cases (72,580 barrels) of 24—12 ounce sleek can Products in any calendar month will be provided at the Latrobe Brewery and/or the Memphis Brewery.

(f) Notwithstanding anything to the contrary, if CBC is unable, by reason of a labor dispute, governmental action, act of God or the like, to perform its obligations under the Agreement, as amended, at the facility or facilities identified, it shall be entitled to fulfill its commitment at one of its affiliated facilities.

(g) If sleek can production is provided through the Memphis Brewery, Boston Beer shall have the ability to access the Memphis Brewery’s variety packing line for up to a maximum of 150,000 cases (10,887 barrels) of 4 flavor 2/12 pack sleek can Products per calendar month, standard City Brewing variety pack pricing to apply.

(h) Upon at least twelve (12) months written request from Boston Beer, CBC shall make capital improvements to the Latrobe Brewery as mutually agreeable by the Parties, at Boston Beer’s reasonable cost and expense (including variable cost if applicable) to transform 12 oz sleek can production to an alternative can size and configuration to allow Boston Beer to utilize sleek can capacity referenced in this Section. The Parties agree to work collaboratively to implement any changes pursuant to this Section as expeditiously as reasonably possible.

2. Fee and Manner of Payment. Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

4. Fee and Manner of Payment.

(a) Boston Beer shall pay CBC a production fee (the “Fee”) for allowing the production of the Products, and for such other fees and charges, as set forth in the Fee Schedule attached hereto as Exhibit B, as amended. The Fee for other packaging units not listed in Exhibit B shall be set by the Parties based on proportionate volume and packaging efficiencies relative to the units described in said Exhibit. CBC shall be entitled to increase each Fee, effective as of January 1 in each year while the Agreement remains in effect (the “inflation adjustment”), with the first such increase pursuant to this Agreement to be effective as of January 1, 2019, for some packaging units, at a rate equal to eighty-five percent (85%) of the increase in the Producer Price Index-Total Manufacturing Industries (OMFG) as published by the United States Department of Commerce - Bureau of Labor Statistics in the preceding twelve (12) months. CBC shall provide Boston Beer an invoice for the Fee following packaging of the Products. Boston Beer shall pay such invoice within 15 days by electronic funds transfer.

(b) The Fee Schedule reflects pack fee pricing for the Products. The Fee does not include Federal excise taxes, any CBC supplied ingredients and packaging materials consumed in connection with CBC’s performance of this Agreement, all of which shall be separately invoiced to and payable by Boston Beer in accordance with City Brewing’s current pricing matrix as referenced in its letter to Boston Beer dated December 5, 2017, with the exception of pallet stretch wrap and pallet tier sheet charges for Products produced at the Latrobe Brewery, which are included in the Fee through December 31, 2018, provided that such excepted items will be invoiced as additional charges to Boston Beer and will be reflected on the 2019 Pricing Letter to be provided by CBC to Boston Beer prior to January 1, 2019, and updated annually thereafter. Any additional production inquiries will be priced in accordance with the annual Pricing Letters, with all ingredient and packaging items listed in the Raw Material and Packaging columns therein.

3. Term. Section 5 of the Agreement, as amended by the First Amendment, is hereby deleted in its entirety and replaced with the following:

5. Term.

(a) The term of the Agreement shall expire on December 31, 2021.

(b) Notwithstanding paragraph (a) above, Boston Beer may, at its sole option, extend the term of this Agreement up to four (4) additional times, each extension for an additional term of one (1) year, upon written notice given to CBC at least three (3) months prior to the expiration of the then current term (the “Boston Notice of Extension”), provided that in order for Boston Beer to exercise any such one-year extension, it shall pay to CBC the sum of One Million Dollars ($1,000,000.00), in immediately available funds, which extension fee shall accompany the Boston Notice of Extension.

(c) Notwithstanding anything to the contrary, CBC shall have the option, exercisable in its sole discretion, to terminate the Agreement effective as of the originally scheduled termination date of December 31, 2021, upon written notice given to Boston Beer not later than September 30, 2019 (the “City Notice of Termination”), provided that in order for CBC to exercise such termination, it shall pay to Boston Beer the sum of Four Million Dollars ($4,000,000.00), in

immediately available funds, which termination fee shall accompany the City Notice of Termination. Delivery of the City Notice of Termination shall void and cancel Boston Beer’s extension rights under paragraph (b) of Section 5 of this Agreement. CBC’s obligation to pay a termination fee hereunder is conditioned upon CBC having received $8,000,000 from Boston Beer under Section 1 of this Amendment.

(d) The Parties acknowledge that either Party’s obligations pursuant to this Agreement to make payments to the other Party and the Parties’ respective obligations under Sections 4, 5, 27 and 31, and CBC’s obligations under Sections 14, 15 and 25 shall survive the termination of this Agreement.

4. Brewery of Record. Section 10 of the Agreement is hereby modified to reflect the following additional provisions agreed by the Parties:

10. Brewery of Record.

(c) Upon Boston Beer’s sixty (60) day written request, CBC agrees that it shall be the brewer of record or host brewery for all Twisted Tea Hard Iced Tea and Angry Orchard Hard Cider Products produced by CBC for Boston Beer hereunder.

(d) Each Product produced by CBC as brewer of record shall be produced in accordance with a formula and subject to specifications furnished by Boston Beer. Each formula and associated specifications shall be subject to approval by CBC. CBC’s approval of Boston Beer’s formula is limited to CBC’s ability to properly and efficiently produce and package the Product and is in no way to be construed that CBC has participated in the formulation nor made any representations or investigations as to its development. Notwithstanding CBC’s approval, Boston Beer shall be exclusively responsible for the formula and specifications used for each Product produced under CBC’s license including, but not limited to consumer acceptance thereof and compliance with federal, state and local law (statutory or common law) governing the composition of food and beverage products. Boston Beer shall furnish, or cause to be furnished, to CBC Certificates of Analysis for all Ingredients at time of delivery and CBC shall be entitled to rely on the accuracy of such Certificates of Analysis for all purposes.

(e) Boston Beer warrants to CBC as follows: (i) Boston Beer owns the formula used in production of each Product. The formula and the Product derived from proper application of the formula will not violate the laws and regulations of any government having jurisdiction over the Product or injure or illegally infringe upon the rights of any other person; (ii) Each Product produced with raw materials supplied or specified by Boston Beer and combined pursuant to Boston Beer’s formulation(s) shall be free from adulteration as defined by the United States Food, Drug, and Cosmetics Act; (iii) Boston Beer owns the Intellectual Property applied to the Products and he Intellectual Property will not violate the laws and regulations of any government having jurisdiction over the Packages or injure or illegally infringe upon the rights of any other person; (iv) the Product label conforms to all applicable Federal and State laws and regulations and is not otherwise false, deceptive or misleading; and (v) Boston Beer is solely responsible for the compatibility of the Product to its packaging material and for obtaining warranties from suppliers with thereto; Boston Beer shall extend such warranties to CBC. Boston Beer shall promptly notify CBC of any event or occurrence which may result in a breach of any of the foregoing express warranties. Boston Beer shall indemnify, defend and hold CBC harmless from any and all liabilities and claims (including attorney fees and costs) arising out of or relating to a breach of any of the foregoing express warranties.

(f) Boston Beer retains all rights to the Intellectual Property and all goodwill accruing as a result of any production Products by CBC as brewer of record.

5. Storage. Section 11 of the Agreement, as amended by the First Amendment, is hereby deleted in its entirety and replaced with the following:

11. Storage. The Fee shall include storage of reasonable quantities of packaged Products up to a maximum of 250,000 cases, 5,000 kegs and 7,600 bbls of neutral malt base (NMB)/sugar base (GFB) at the Latrobe Brewery for the first ninety (90) days. City Brewing also agrees to commit to provide storage capacity for Boston Beer at its Memphis Brewery of up to a maximum of 250,000 cases of Products; provided that Boston Beer shall pay standard warehouse fees to use such storage capacity after the first thirty (30) days. City Brewing also agrees to offer warehouse storage of Products at the La Crosse Brewery, subject to standard warehouse fees.

6. Electronic Data Interchange. CBC and Boston Beer will work together to develop a mutually agreeable Electronic Data Interchange (EDI) plan compatible with CBC’s current electronic data (ED) platform and at no additional expense to CBC, for the purpose of establishing electronic communication between Boston Beer and CBC on the following data points: raw materials, packaging material, finished goods inventory, outbound orders, and outbound shipments.

7. Exhibits and Schedules. Exhibits A, B and C to the Agreement are hereby updated, amended and superseded in their entirety by the Exhibits A, B and C attached to this Amendment, together with attached schedules reflecting warehouse storage and handling fees, each of which is incorporated into the Agreement hereby.

8. Agency. CBC and Boston Beer understand and agree that neither Party is, by virtue of this Agreement or anything contained herein, including CBC affixing to any Product and/or registering the name of “The Boston Beer Company,” “Boston Beer Company,” “Twisted Tea Brewing Company”, “Angry Orchard Cider Company LLC”, or “Hard Seltzer Beverage Company LLC” constituted or appointed the agent of the other Party for any purpose whatsoever, nor shall anything herein contained be deemed or construed as granting Boston Beer or CBC any right or authority to assume or to create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any manner or way whatsoever.

9. Successors and Assigns. The Agreement, as amended, shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

10. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

11. Amendments. No amendment, change, or modification of any of the terms, provisions or conditions of this Amendment shall be effective unless made in writing and signed or initialed on behalf of the parties hereto by their duly authorized representatives.

12. Merger; Separability. This Amendment terminates and supersedes all prior formal or informal understandings among the Parties with respect to the subject matter contained herein. Should any provision or provisions of this Amendment be deemed ineffective or void for any reason whatsoever, such provision or provisions shall be deemed separable and shall not affect the validity of any other provision.

13. Confidentiality. The Parties agree that, except as they shall otherwise mutually determine from time to time, the terms of this Amendment and any notices given hereunder or other communications with respect to the substance of the relationship between them shall be maintained in confidence; provided that each Party shall be permitted to make such disclosures of confidential information to such courts and other public or governmental agencies as their counsel shall deem necessary to maintain compliance with and to prevent violation of applicable federal or state laws.

14. Notices. All notices required herein shall be given by certified mail, return receipt requested, or by overnight courier service, to the following addresses (unless change thereof—has previously been given to the party giving notice) and shall be deemed effective when received:

If to Boston Beer:

David A. Burwick, President and CEO

Boston Beer Corporation

One Design Center Place, Suite 850

Boston, MA 02210

with a copy to:

Legal Department

Boston Beer Corporation

One Design Center Place, Suite 850

Boston, MA 02210

If to CBC or City Brewing:

Ross Sannes, Vice President of Business Development/Operations

CBC Latrobe Acquisition, LLC

925 South Third Street

La Crosse, WI 54601

With a copy to:

Andrew R. Bosshard, Esq.

Bosshard Parke Ltd.

750 Third Street North, Suite A

La Crosse, WI 54601

With a copy to:

Gregory Inda, CFO

City Brewing Company, LLC

925 South Third Street

La Crosse, WI 54601

15. Interpretation. Except as set forth herein, the Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Agreement and this Amendment, the terms of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, CBC and Boston Beer have executed this Agreement as of the date first above written.

CBC LATROBE ACQUISITION, LLC

By:	/s/ George Parke III
George Parke III, President/CEO

AMERICAN CRAFT BREWERY LLC, successor-in-interest to BOSTON BEER CORPORATION

By:	/s/ David A. Burwick
David A. Burwick, President and CEO

City Brewing enters into this Amendment solely for purposes of reaffirming the guaranty set forth in Section 33 of the Agreement.

CITY BREWING COMPANY, LLC, Guarantor

By:	/s/ George Parke III
George Parke III, President/CEO

Exhibits

[ATTACH EXHIBIT A (Products), EXHIBIT B (Boston Beer Pricing and Warehouse Storage and Handling Fees), and EXHIBIT C (Schedule of Trademarks)]

[ATTACH EXHIBIT 3(d) – Example of a Monthly BBC Production Order]

Exhibit A

Products

Beer

Samuel Adams Boston Lager®

Sam Adams Light®

Samuel Adams® Cold Snap

Samuel Adams® Summer Ale

Samuel Adams® OctoberFest

Samuel Adams® Winter Lager

FMB

Twisted Tea®

Twisted Tea® Raspberry

Twisted Tea® Peach

Twisted Tea® Half Hard Iced Tea and Half Hard Lemonade

Twisted Tea® Light

Hard Seltzer

Truly Spiked & Sparkling® Colima Lime

Truly Spiked & Sparkling® Wild Berry

Truly Spiked & Sparkling® Grapefruit & Pomelo

Truly Spiked & Sparkling® Sicilian Blood Orange

Truly Spiked & Sparkling® Raspberry Lime

Truly Spiked & Sparkling® Acai & Blueberry

Truly Spiked & Sparkling® Pomegranate

Truly Spiked & Sparkling® Lemon & Yuzu

Cider

Angry Orchard® Crisp Apple

Angry Orchard® Rose

and any substitutions therefor and such other alcoholic beverages as may be requested by Boston Beer from time to time and subject to approval by CBC, which approval will not be unreasonably withheld.

EXHIBIT B

Packaged Units

Boston Beer Pricing - Latrobe		2018 Pricing
G2412	24 pack glass loose	$1.64
G241246	6 pack glass	$1.64
G2412212	12 pack glass 2/12 tray	$1.71
K1.2	half barrel	$8.84
K1.4	quarter barrel	$7.26
K1.6	sixth barrel	$6.63
C2412212r	12oz 12 pack fiber wrap can (FMB)	$1.67
C1224r	24oz 12 pack can (FMB)	$1.86
C241646r	16oz 24 pack hi-cone can (FMB)	$1.73
C1812r	12oz 18 pack can (FMB)	$1.60
C241246wr	12oz 6 pack can fiber wrap (FMB)	$2.08
C241246r	12oz 6 pack can (hi-cone) (FMB)	$1.91
G241246	Twisted Tea 6 pack glass	$1.43
G2412212	Twisted Tea 12 pack glass	$1.46
C241646r	16oz 24 pack hi-cone can (cider)	$1.90
C2412212r	12oz 12 pack can fiber wrap (cider)	$1.80
G2412212r	12oz 12 pack glass 2/12 tray (cider)	$2.04
G241246r	12oz 6 pack glass (cider)	$2.04

		2019 Pricing
C2412sr	12oz sleek can loose	$2.00
C241246srw	12oz sleek can 6pk fiber	$2.18

Boston Beer Pricing - Memphis		2018 Pricing
C2412sr	12oz sleek can loose	$2.13
C241246srw	12oz sleek can 6pk fiber	$2.31
Variety Pack	12oz sleek can 2/12pk 4 Flavor	$1.23

Boston Beer Pricing - La Crosse		2018 Pricing
C241246	6 pack cans fiber wrap	$1.82
C2412212	12 pack cans fiber wrap	$1.82
G2412	24 pack glass loose	$2.12
G241246	6 pack glass	$2.12
G2412212	12 pack glass 2/12 tray (including $.10 royalty)	$2.20
K1.2	half barrel	$12.33
K1.6	sixth barrel	$7.46
C1224	12 pack cans, 24oz	$2.03
C2412sr	12oz sleek can loose	$2.13
C241246srw	12oz sleek can 6pk fiber	$2.31

*	All pricing subject to annual PPI adjustments

*	Pricing Matrix is pack fee only.

*	All Federal and State Taxes are the responsibility of BBC

*	All Packaging Materials supplied by CBC are the responsibility to be paid by BBC

*	All Ingredients supplied by CBC are the responsibility to be paid by BBC

EXHIBIT B

Latrobe Warehouse Storage & Handling Fees

All Fees Invoiced at Month End Unless Otherwise Noted

	First Month Storage Charge	+31 days	+61 days	+91 days	In / Out Handling Fee	Truck Cross Dock Charge for Inter Plant Transfer	Truck Cross Dock Charge per Pallet - non City Production	Special Handling & Storage Charge per Pallet per Day	Cans Full Good Destruction Fee / case	Glass Full Good Destruction Fee / case	Keg Full Good Destruction Fee / keg	Liquid Destruction Fee / bbl *	No Show Charge	Multi Stop Fee	Dunnage Air Bag	Dunnage Filler Pad	Case Pallet Deposit	Keg Pallet Deposit	Other
Boston Beer	$—	$—	$—	$7.50	$3.50	$6.00	$—	$0.322580	$2.50	$2.50	$5.00	$7.50			$20.00	$8.00			250,000 cases 5000 kegs max storage
																			7600 bbls of bulk NMB/GFB max storage

EXHIBIT B

La Crosse Warehouse Storage & Handling Fees

All Fees Invoiced at Month End Unless Otherwise Noted

	First Month Storage Charge	+31 days	+61 days	+91 days	Plant to DC In/ Out Handling Fee	Bonsack Transfer from Plant to DC	Bonsack Transfer from Plant to 82	Truck Cross Dock Charge per Pallet - Inter Plant Transfer	Truck Cross Dock Charge per Pallet - Non City Production	Rail Car Loading Fee / Rail Car	Cans Full Good Destruction Fee / case	Glass Full Good Destruction Fee / case	Keg Full Destruction Fee/Keg	Liquid Destruction Fee / bbl *	No Show Charge	Multi Stop Fee	Dunnage Air Bag	Dunnage Filler Pad	Other
Boston Beer	$4.25	$5.00	$7.00	$10.00	$—	$75.00	$—	$2.50	$5.00		$1.00	$2.50	$5.00	$7.50	$150.00	$50.00	$20.00	$7.05

EXHIBIT B

Memphis Warehouse Storage & Handling Fees

All Fees Invoiced at Month End Unless Otherwise Noted

	First Month Storage Charge	+31 Days	+61 Days	+91 Days	Monthly Storage Rate for Non City Production	Speial Handling Fee	Truck Cross Dock Charge for Inter Plant Transfer	Truck Cross Dock Charge per Pallet - non City Production	Rail Dock Charge per Rail Shipment *	Monthly cooler warehouse fee	Cans Full Good Destruction Fee per Case	Glass Full Good Destruction Fee per Case	Kegs Full Good Destruction Fee per Keg	Liquid Destruction Fee / Bbl ****	No Show Charge	Multi Stop Fees	Dunnage—Air Bags	Dunnage—Filler Pads	Other
Boston Beer Company	$—	$5.00	$7.00	$10.00	$10.00			$5.50			$1.75	$2.50		$7.50	$150.00	$50.00	$20.00	$8.00	250,000 Cases Max Storage

Exhibit C

Schedule of Trademarks

Trademark	Registration No.	Date of Issuance
Sam Adams ®	1,987,061	July 16, 1996
Sam Adams ® (Stylized)	2,054,509	April 22, 1997
Samuel Adams ®	1,987,062	July 16, 1996
Samuel Adams Portrait Logo	2,402,492	November 7, 2000
Samuel Adams Shield Logo	5,376,175	January 9, 2018
Samuel Adams Boston Lager ®	1,522,026	January 24, 1989
Sam Adams Light ®	2,597,646	July 23, 2002
Twisted Tea ®	2,574,263	May 28, 2002
Twisted Tea Brewing Company ®	4,268,704	January 1, 2013
Twisted Tea Sun Logo	3,205,325	February 6, 2007
Angry Orchard ®	4,111,177	March 13, 2012
Angry Orchard Tree Logo	4,194,734	August 21, 2012
Truly Spiked & Sparkling ®	5,210,329	May 23, 2017

Section 3 (d) Attachment

Example of a Monthly Boston Beer Production Order

Actual Order for Latrobe Brewery from Boston Beer

Package	Cases	Bbls	Production Line

Twisted Tea 24/12oz standard Can 2/12pk w/tray	551,111	40,000	L12
Twisted Tea 12/24oz Can LP tray w/shrink	482,222	35,000	L24
Truly 24/12oz Sleek LP tray w/shrink	1,102,222	80,000	L12
Truly 24/12oz Sleek 4/6pk w/tray	275,556	20,000	L12

Total Example of a Monthly Order	2,411,111	175,000

Acceptable Scheduling by CBC

Latrobe	Package	Cases	Bbls	Production Line

	Twisted Tea 24/12oz standard Can 2/12pk w/tray	551,111	40,000	L12
	Twisted Tea 12/24oz Can LP tray w/shrink	482,222	35,000	L24
	Truly 24/12oz Sleek LP tray w/shrink	275,556	20,000	L12
	Truly 24/12oz Sleek 4/6pk w/tray	275,556	20,000	L12

		1,584,444	115,000
	* Total L12 Scheduled for the month (at 80,000 bbl max)	80,000

Memphis	Package	Cases	Bbls	Production Line

	Truly 24/12oz Sleek LP tray w/shrink	620,000	45,000	C2/C3

La Crosse	Package	Cases	Bbls	Production Line

	Truly 24/12oz Sleek LP tray w/shrink	206,667	15,000	L5